LETTER OF TRANSMITTAL

To Accompany Certificates Representing Bangor Hydro-Electric Company 7%
Series of Preferred Stock Tendered in Response to Offer to Purchase
			 Dated January 28, 2003
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DESCRIPTION OF 7% SERIES PREFERRED SHARES SURRENDERED        (Please fill
in.  Attach separate schedule if needed.)
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Name(s) and Address of Registered Holder(s)      | Certificate | Number of 7%
(If there is any error in the name or address    |    No(s).   |   Series
shown below, please make the necessary           |             | Preferred
corrections.)                                    |             |   Shares
-------------------------------------------------|-------------|-------------
						 |-------------|-------------
						 |-------------|-------------
						 |-------------|-------------
						 |-------------|-------------
						 | TOTAL SHARES|
						 |-------------|-------------


	  PLEASE READ AND FOLLOW THE ACCOMPANYING INSTRUCTIONS

Reference is made to the Offer to Purchase dated January 28, 2003, receipt of which is hereby acknowledged, whereby Bangor Hydro-Electric Company (the "Company") has offered to purchase and will purchase on or before February 27, 2003 (the "Expiration Date") any shares of its outstanding 7% Series Preferred Stock (par value $100.00 per share) (the "Preferred Shares"), at a purchase price of $115.00 per share (the "Purchase Price"), plus any accrued and unpaid dividends for the period from October 1, 2002 to the Expiration Date, without interest. The undersigned hereby surrenders the above-described 7% Series Preferred Shares for purchase in accordance with the terms of the Offer to Purchase.

By signing below, I (we) represent that I (we) have full authority to surrender without restriction the enclosed certificate(s) for redemption. Please issue the check in payment of the Purchase Price for the 7% Series Preferred Shares in the name shown above to the above address unless instructions are given in the boxes below. The Company hereby reserves the right to reject any and all certificates representing 7% Series Preferred Shares or Letters of Transmittal not in proper form or to waive any irregularities or defects in the surrender of any certificates delivered in connection herewith, and the Company's interpretation of the terms and conditions of the Offer to Purchase and this Letter of Transmittal with respect to such irregularities and defects shall be final and binding.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your 7% Series Preferred Shares, to EquiServe (the "Depository") at one of the addresses listed below:

BY MAIL:                  BY HAND:               BY OVERNIGHT DELIVERY:
--------                  --------               ----------------------
EquiServe Trust           Securities Transfer    EquiServe Trust
Corporate Actions         & Reporting            Attn:  Corporate Actions
Post Office Box 43014     c/o EquiServe Trust    150 Royall Street
Providence, RI            100 William's Street,  Canton, MA  02021
02940-3014                Galleria
			  NewYork, NY  10038


		 TELEPHONE ASSISTANCE:   800-736-3001

Method of delivery of the certificate(s) is at the option and risk of the
owner thereof.    See Instruction 1.

If your certificate(s) have been lost, stolen, misplaced or mutilated contact the Depository at (800) 736-3001. See Instruction 5.
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SPECIAL PAYMENT INSTRUCTIONS            SPECIAL DELIVERY INSTRUCTIONS
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Complete ONLY if the check for the      Complete ONLY if the check for
payment of the Purchase Price for       the payment of the Purchase Price
the 7% Series Preferred Shares is to    of the 7% Series Preferred Shares
be issued in a name which differs       is to be mailed to an address
from the name on the surrendered        other than the address reflected
certificate(s).  Issue check to:        above.   Mail to:
Name:                                   Name:
____________________________________    ------------------------------------
Address:                                Address:
____________________________________    ------------------------------------

____________________________________   -------------------------------------

(Please also complete Substitute
Form W-9 on the reverse AND
see instructions regarding signature
guarantee. See Instructions 3, 4 &
6.)
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YOU MUST SIGN BELOW UNDER "SIGNATURE(S) REQUIRED" AND COMPLETE THE TAX
FORM ON THE BACK OF THIS LETTER.
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      SIGNATURE(S) REQUIRED             SIGNATURE(S) GUARANTEED (IF REQUIRED)
   Signature(s) of Registered               See Instructions 2 and  3.
      Holder(s) or Agent
-----------------------------------     -------------------------------------
Must be signed by the registered
holder(s) EXACTLY as the name(s)
appear(s) on the surrendered
certificate(s).  If signature is by
a trustee, executor, officer for a
corporation acting in a
representative capacity, or any
other person, please set forth full
title.   See Instructions 2, 3 or 4.

-----------------------------------     ------------------------------------
      Registered Holder                          Authorized Signature

-----------------------------------     ------------------------------------
      Registered Holder                             Name of Firm

-----------------------------------     -----------------------------------
	Title, if any                      Address of Firm - Please Print

Date: _______ Phone No.:____________

-------------------------------------   -------------------------------------




	       INSTRUCTIONS FOR SURRENDERING CERTIFICATES

1. Method of delivery: Your 7% Series Preferred Share certificates and this Letter of Transmittal must be sent or delivered to the Depository. Do not send them to the Company. The method of delivery of certificates to be surrendered to the Depository at one of the addresses set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering shareholder. Delivery will be deemed effective only when received. If the certificates are sent by mail, registered mail with return receipt requested and properly insured is suggested. A return envelope is enclosed.

2. Check to be issued in the same name: If the check for the payment of the Purchase Price for the 7% Series Preferred Shares is to be issued in the same name as the surrendered certificate is registered, this Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the certificate. Signature guarantees are not required if the certificates surrendered herewith are
(1) submitted by the registered owner of such shares and such owner has not completed the section entitled "Special Payment Instructions" or (2) are for the account of an Eligible Institution (as defined in Instruction 3). If any of the certificates surrendered hereby are registered in the name of two or more joint owners, all such owners must sign this Letter of Transmittal exactly as their names are written on the face of the certificates. If you have certificates registered in different names, you must complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittals executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

3. Check to be issued in a different name: If the section entitled "Special Payment Instructions" is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution"). If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the signer of this Letter of Transmittal, then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the names of the registered owners appear on such certificates, with the signatures on the certificates or stock powers guaranteed by an Eligible Institution as provided herein.

4. Special payment and delivery instructions: Indicate the name and address to which the check for payment of the Purchase Price for the 7% Series Preferred Shares is to be sent if different from the name and/or address of the persons signing this Letter of Transmittal. If the section entitled "Special Payment Instructions" has been completed, the person or entity named therein will be considered the record owner of the 7% Series Preferred Shares. Such person or entity is required to complete the Substitute Form W-9 below.

5. Letter of Transmittal and surrender of certificate(s) required: You will not receive the check for payment of the Purchase Price for 7% Series Preferred Shares unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Depository, together with the certificates evidencing your 7% Series Preferred Shares and any required accompanying evidences of authority. If your certificates have been lost, stolen, misplaced or destroyed, contact the Depository for instructions at 800-736-3001 prior to completing this Letter of Transmittal.

6. Substitute Form W-9: Under the federal income tax law, each shareholder is required to provide the Depository with such shareholder's correct Taxpayer Identification Number ("TIN") on the Substitute Form W-9 below unless such shareholder is exempt from withholding. If your certificates are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayers Identification Number on Substitute Form W-9 (the "Guidelines") for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering shareholder to 30.0% federal income tax withholding on the payment of the Purchase Price. Corporations and foreign holders may contact the Depository to obtain IRS Form W-8BEN, a substitute Form W-8BEN, or such other IRS Form W-8 as is appropriate.

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SUBSTITUTE Form W-9     Part I - Please         Social Security No. or
Department of the       provide your TIN in     Employer Identification No.
Treasury                the space at the
Internal Revenue        right and certify by       ----------------------
Service                 signing and dating below.
Payer's Request         ----------------------------------------------------
for Taxpayer            Part II - For Payees exempt          Part III -
 Identification         backup withholding, check the        Awaiting TIN: __
Number (TIN)            following box, review the enclosed
			Guidelines and complete this form as
			instructed therein.    __
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Certification - Under penalties of perjury, I certify that: (1) The number shown on this form is my correct taxpayer identification number, and (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).
	   Also see instructions in the enclosed Guidelines.
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PLEASE SIGN HERE   Signature _______________________ Date _________________
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If you have checked the box under "Part III - Awaiting TIN" you must complete the following certificate.
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     CERTIFICATE OF TAXPAYER AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or
(2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 30.0% of all payments made to me on account of my 7% Series Preferred Shares shall be retained until I provide a taxpayer identification number to the Depository and that, if I do not provide my taxpayer identification number within 60 days, such retained amounts shall be remitted to the Internal Revenue Service as backup withholding and 30.0% of all reportable payments made to me thereafter will be withheld and remitted to the Internal Revenue Service until I provide a taxpayer identification number.

Signature: ___________________    Date:   ____________________

Name (please print): _____________________________________